UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 10, 2009, the Company’s QSPE formally renewed its $200 million variable funding note for a one year period in accordance with the terms of the agreement. The commitment is annually renewable at the QSPE’s option until September 2012, when the note finally matures.

Also, the Company previously disclosed that $100 million of its QSPE’s borrowing facilities were set to mature in August 2009, and that it had received indications that at least a portion of the facility would not be renewed. On August 13, 2009, the $100 million 364-day commitment expired and was not renewed. There were no amounts outstanding at the time of the expiration of the commitment. Additionally, there has been no change in the remaining $350 million of borrowing commitments to the QSPE except for the renewal described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	August 14, 2009	By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer